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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20569

                              ---------------------

                                   FORM 8-A/A

                                 AMENDMENT NO. 1
                      To Registration Statement on Form 8-A
                               dated July 9, 1996
                                   relating to
                         Preferred Stock Purchase Rights

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               KNIGHT-RIDDER, INC.
             (Exact name of registrant as specified in its charter)

                Florida                                  38-0723657
----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

     50 West San Fernando Street
           San Jose, CA                                     95113
----------------------------------------       ---------------------------------
(Address of principal executive offices)                  (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                            Name of each exchange on which
To be so registered                            each class is to be registered
-------------------                            ------------------------------
Preferred Stock Purchase Rights                New York Stock Exchange
                                               Frankfurt Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:



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                                      NONE
                                (Title of Class)



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ITEM 2.  EXHIBITS.

        Item 2 is hereby amended by adding new Exhibit 99.1 as follows:

Exhibit No.               Description
-----------               -----------
  99.1                    First Amendment to Rights Agreement, dated as of July
                          25, 2000 between Knight-Ridder, Inc. and ChaseMellon
                          Shareholder Services, L.L.C., as Rights Agent.



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                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            KNIGHT-RIDDER, INC.



                                            By: /s/ ALAN SILVERGLAT
                                               ---------------------------------
                                            Name:  Alan G. Silverglat
                                            Title:  Vice President and Treasurer

Dated:  August 10, 2000



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                                  EXHIBIT INDEX



EXHIBIT NO.               DESCRIPTION
-----------               -----------
  99.1                    First Amendment to Rights Agreement, dated as of July
                          25, 2000, between Knight-Ridder, Inc. and ChaseMellon
                          Shareholder Services, L.L.C., as Rights Agent.



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